Exhibit 99.1

PRESS RELEASE

Date: December 20, 2002

CONTACTS:

      David P. Kershaw                        Charles R. Pendleton
      Treasurer & Chief Financial Officer     Vice President, Marketing Services
      Alliance Financial Corporation          Alliance Bank, N.A.
      {607} 758-1201                          {315} 475-6700

        Alliance Financial Announces Renewal of Stock Repurchase Program

SYRACUSE, NEW YORK {December 20, 2002} Alliance Financial Corporation {Nasdaq:
ALNC} has authorized the repurchase of up to 100,000 shares, or approximately 3% of its outstanding common stock during the 12 month period beginning January 18, 2003.

The announced repurchase plan replaces the Company's previously authorized repurchase program that expires January 17, 2003. The shares may be repurchased from time to time, in accordance with applicable securities laws, in open market or privately negotiated transactions over the course of the next 12 months. The shares will be purchased at prevailing market prices from time to time during the repurchase period depending upon market conditions.

Jack H. Webb, Chairman and CEO of Alliance Financial Corporation stated that, "Our Board of Directors continues to view the Company's common stock as an attractive long-term investment. The stock repurchase program is an important component of our capital management strategy as we seek to enhance shareholder value."

Alliance Financial Corporation is an independent bank holding company with one subsidiary, Alliance Bank, N.A. that provides banking, commercial leasing, trust and investment services through 18 community branch locations in Central New York.